================================================================================



                             EURONET SERVICES INC.

                                       TO

                      STATE STREET BANK AND TRUST COMPANY,

                                    Trustee



                              --------------------



                                   Indenture


                              Dated as of ., 1998

                             ---------------------



                                 DM 182,485,000


                       .% Senior Discount Notes due 2006



================================================================================

                             EURONET SERVICES INC.



               Reconciliation and tie between Trust Indenture Act
                   of 1939 and Indenture, dated as of ., 1998

Trust Indenture
  Act Section                                                  Indenture Section


(S) 310(a)(1)     ...........................................  607
       (a)(2)     ...........................................  607
       (b)        ...........................................  608
(S) 312(c)        ...........................................  701
(S) 314(a)        ...........................................  703
       (a)(4)     ...........................................  1008(a)
       (c)(1)     ...........................................  102
       (c)(2)     ...........................................  102
       (e)        ...........................................  102
(S) 315(b)        ...........................................  601
(S) 316(a)(last
   sentence)      ...........................................  101
       (a)(1)(A)  ...........................................  502, 512
       (a)(1)(B)  ...........................................  513
       (b)        ...........................................  508
       (c)        ...........................................  104(d)
(S) 317(a)(1)     ...........................................  503
       (a)(2)     ...........................................  504
       (b)        ...........................................  1003
(S) 318(a)        ...........................................  111



-----------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS



                                                                           Page


RECITALS OF THE COMPANY...................................................... 1

                                  ARTICLE ONE
                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION


SECTION 101.  Definitions.................................................... 2
              -----------
     Accreted Value.......................................................... 2
     Acquired Indebtedness................................................... 3
     Act..................................................................... 3
     Affiliate............................................................... 3
     Agent................................................................... 4
     Annualized Pro Forma Consolidated Operating Cash Flow................... 4
     Asset Sale.............................................................. 4
     ATM Network Assets...................................................... 5
     ATM Network Business.................................................... 5
     Attributable Value...................................................... 5
     Average Life............................................................ 5
     Bank Facility........................................................... 5
     Bankruptcy Law.......................................................... 5
     Board of Directors...................................................... 5
     Board Resolution........................................................ 6
     Business Day............................................................ 6
     Capital Stock........................................................... 6
     Capitalized Lease Obligation............................................ 6
     Cash Equivalents........................................................ 6
     Cedel................................................................... 6
     Change of Control....................................................... 6
     Closing Date............................................................ 7
     Commission.............................................................. 7
     Company................................................................. 7
     Company Request or Company Order........................................ 8
     Consolidated Adjusted Net Income........................................ 8
     Consolidated Interest Expense........................................... 8
     Consolidated Operating Cash Flow........................................ 9
     Consolidated Tax Expense................................................ 9
     Corporate Trust Office.................................................. 9
     Corporation............................................................. 9

--------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                      ii
                                                                           Page

     Currency Agreements....................................................  9
     DBC....................................................................  9
     DBC Accountholder......................................................  9
     DBC Global Note........................................................  9
     Default................................................................ 10
     Defaulted Interest..................................................... 10
     Disinterested Director................................................. 10
     DM..................................................................... 10
     DM Paying Agent........................................................ 10
     DTC.................................................................... 10
     DTC Global Note........................................................ 10
     DTC Participant........................................................ 10
     Equity Offerings....................................................... 10
     Euroclear.............................................................. 10
     Event of Default....................................................... 10
     Exchange Act........................................................... 10
     Existing Subsidiaries.................................................. 10
     Federal Bankruptcy Code................................................ 10
     Generally Accepted Accounting Principles or GAAP....................... 11
     Global Notes........................................................... 11
     guarantee.............................................................. 11
     Holder................................................................. 11
     Incur.................................................................. 11
     Indebtedness........................................................... 11
     Indenture.............................................................. 12
     Interest Payment Date.................................................. 12
     Interest Rate Agreements............................................... 12
     Investment............................................................. 12
     Issue Date............................................................. 12
     Lien................................................................... 12
     Maturity............................................................... 13
     Moody's................................................................ 13
     Net Cash Proceeds...................................................... 13
     Note Register.......................................................... 13
     Notes.................................................................. 14
     Officers' Certificate.................................................. 14
     Opinion of Counsel..................................................... 14
     Outstanding............................................................ 14
     Paying Agent........................................................... 15
     Permitted Capital Stock Sales.......................................... 15
     Permitted Holder....................................................... 15
     Permitted Indebtedness................................................. 15
     Permitted Investments.................................................. 17

                                                                           Page

     Permitted Liens........................................................ 18
     Person................................................................. 19
     Predecessor Note....................................................... 19
     Preferred Stock........................................................ 20
     Purchase Money Indebtedness............................................ 20
     Qualified Capital Stock................................................ 20
     Redeemable Capital Stock............................................... 20
     Redemption Date........................................................ 20
     Redemption Price....................................................... 20
     Regular Record Date.................................................... 20
     Responsible Officer.................................................... 20
     Restricted Payments.................................................... 21
     Restricted Subsidiary.................................................. 21
     S&P.................................................................... 21
     Sale and Leaseback Transaction......................................... 21
     Significant Subsidiary................................................. 21
     Special Record Date.................................................... 21
     Stated Maturity........................................................ 21
     Subordinated Indebtedness.............................................. 21
     Subsidiary............................................................. 21
     Tax.................................................................... 21
     Taxing Authority....................................................... 22
     Total Consolidated Indebtedness........................................ 22
     Total Consolidated Indebtedness to Annualized Pro Forma Consolidated
     Operating Cash Flow Ratio.............................................. 22
     Trust Indenture Act or TIA............................................. 22
     Trustee................................................................ 22
     Unrestricted Subsidiary................................................ 22
     U.S. Dollar Equivalent................................................. 23
     U.S. Paying Agent...................................................... 23
     Vice President......................................................... 23
     Voting Stock........................................................... 23
     Wholly Owned........................................................... 23
SECTION 102.  Compliance Certificates and Opinions.......................... 24
              ------------------------------------
SECTION 103.  Form of Documents Delivered to Trustee........................ 24
              --------------------------------------
SECTION 104.  Acts of Holders............................................... 25
              ---------------
SECTION 105.  Notices, etc., to Trustee, Company............................ 26
              ----------------------------------
SECTION 106.  Notice to Holders; Waiver..................................... 26
              -------------------------
SECTION 107.  Effect of Headings and Table of Contents...................... 27
              ----------------------------------------
SECTION 108.  Successors and Assigns........................................ 27
              ----------------------
SECTION 109.  Separability Clause........................................... 27
              -------------------
SECTION 110.  Benefits of Indenture......................................... 27
              ---------------------
SECTION 111.  Governing Law................................................. 27
              -------------

                                                                           Page

SECTION 112.  Legal Holidays................................................ 28
              --------------

                                  ARTICLE TWO
                                  NOTE FORMS

SECTION 201.  Forms Generally............................................... 29
              ---------------
SECTION 202.  Form of Face of DTC Global Note............................... 29
              -------------------------------
SECTION 203.  Form of Face of DBC Global Note............................... 31
              -------------------------------
SECTION 204.  Form of Reverse of Note....................................... 34
              -----------------------
SECTION 205.  Form of Trustee's Certificate of Authentication............... 37
              -----------------------------------------------

                                 ARTICLE THREE
                                   THE NOTES


SECTION 301.  Title and Terms............................................... 38
              ---------------
SECTION 302.  Denominations................................................. 38
              -------------
SECTION 303.  Execution, Authentication, Delivery and Dating................ 38
              ----------------------------------------------
SECTION 304.  Temporary Notes............................................... 39
              ---------------
SECTION 305.  Form of Notes................................................. 40
              -------------
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes................... 41
              -------------------------------------------
SECTION 307.  Payment of Interest; Interest Rights Preserved................ 41
              ----------------------------------------------
SECTION 308.  Persons Deemed Owners......................................... 43
              ---------------------
SECTION 309.  Cancellation.................................................. 43
              ------------
SECTION 310.  Computation of Interest....................................... 43
              -----------------------
SECTION 311.  Registration, Registration of Transfer and Exchange........... 43
              ---------------------------------------------------
SECTION 312.  Registrar and Paying Agent.................................... 46
              --------------------------
SECTION 313.  Holder to Be Treated as Owner................................. 47
              -----------------------------
SECTION 314.  Paying Agent to Hold Money in Trust........................... 48
              -----------------------------------
SECTION 315.  Payment....................................................... 48
              -------
SECTION 316.  CUSIP Numbers................................................. 49
              -------------
SECTION 317.  Deposit of Moneys............................................. 50
              -----------------
SECTION 318.  Substitution of Currency...................................... 50
              ------------------------

                                 ARTICLE FOUR
                          SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture....................... 51
              ---------------------------------------
SECTION 402.  Application of Trust Money.................................... 52
              --------------------------

                                                                           Page

                                 ARTICLE FIVE
                                   REMEDIES

SECTION 501.  Events of Default............................................. 53
              -----------------
SECTION 502.  Acceleration of Maturity; Rescission and Annulment............ 54
              --------------------------------------------------
SECTION 503.  Collection of Indebtedness and Suits for Enforcement
              ----------------------------------------------------
                    by Trustee.............................................. 55
                    ----------
SECTION 504.  Trustee May File Proofs of Claim.............................. 56
              --------------------------------
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes........ 57
              ------------------------------------------------------
SECTION 506.  Application of Money Collected................................ 57
              ------------------------------
SECTION 507.  Limitation on Suits........................................... 58
              -------------------
SECTION 508.  Unconditional Right of Holders to Receive Principal,
              ----------------------------------------------------
                    Premium and Interest.................................... 58
                    --------------------
SECTION 509.  Restoration of Rights and Remedies............................ 59
              ----------------------------------
SECTION 510.  Rights and Remedies Cumulative................................ 59
              ------------------------------
SECTION 511.  Delay or Omission Not Waiver.................................. 59
              ----------------------------
SECTION 512.  Control by Holders............................................ 59
              ------------------
SECTION 513.  Waiver of Past Defaults....................................... 60
              -----------------------
SECTION 514.  Waiver of Stay or Extension Laws.............................. 60
              --------------------------------

                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601.  Notice of Defaults............................................ 61
              ------------------
SECTION 602.  Certain Rights of Trustee..................................... 61
              -------------------------
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes..... 62
              ---------------------------------------------------------
SECTION 604.  May Hold Notes................................................ 62
              --------------
SECTION 605.  Money Held in Trust........................................... 63
              -------------------
SECTION 606.  Compensation and Reimbursement................................ 63
              ------------------------------
SECTION 607.  Corporate Trustee Required; Eligibility....................... 64
              ---------------------------------------
SECTION 608.  Resignation and Removal; Appointment of Successor............. 64
              -------------------------------------------------
SECTION 609.  Acceptance of Appointment by Successor........................ 65
              --------------------------------------
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business... 66
              -----------------------------------------------------------

                                 ARTICLE SEVEN
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Disclosure of Names and Addresses of Holders.................. 67
              --------------------------------------------
SECTION 702.  Reports by Trustee............................................ 67
              ------------------
SECTION 703.  Reports by Company............................................ 67
              ------------------

                                                                           Page

                                 ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.......... 69
              ----------------------------------------------------
SECTION 802.  Successor Substituted......................................... 70
              ---------------------
SECTION 803.  Notes to Be Secured in Certain Events......................... 70
              -------------------------------------

                                  ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders............ 72
              --------------------------------------------------
SECTION 902.  Supplemental Indentures with Consent of Holders............... 73
              -----------------------------------------------
SECTION 903.  Execution of Supplemental Indentures.......................... 74
              ------------------------------------
SECTION 904.  Effect of Supplemental Indentures............................. 74
              ---------------------------------
SECTION 905.  Conformity with Trust Indenture Act........................... 74
              -----------------------------------
SECTION 906.  Reference in Notes to Supplemental Indentures................. 74
              ---------------------------------------------
SECTION 907.  Notice of Supplemental Indentures............................. 74
              ---------------------------------

                                  ARTICLE TEN
                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest.......... 75
               ---------------------------------------------------
SECTION 1002.  Maintenance of Office or Agency.............................. 75
               -------------------------------
SECTION 1003.  Money for Note Payments to Be Held in Trust.................. 75
               -------------------------------------------
SECTION 1004.  Corporate Existence.......................................... 77
               -------------------
SECTION 1005.  Payment of Taxes and Other Claims............................ 77
               ---------------------------------
SECTION 1006.  Maintenance of Properties.................................... 77
               -------------------------
SECTION 1007.  Insurance.................................................... 77
               ---------
SECTION 1008.  Statement by Officers As to Default.......................... 78
               -----------------------------------
SECTION 1009.  Provision of Financial Statements and Reports................ 78
               ---------------------------------------------
SECTION 1010.  Purchase of Notes upon Change of Control..................... 78
               ----------------------------------------
SECTION 1011.  Limitation on Additional Indebtedness........................ 79
               -------------------------------------
SECTION 1012.  Limitation on Restricted Payments............................ 80
               ---------------------------------
SECTION 1013.  Limitation on Issuances and Sales of Capital Stock of
               -----------------------------------------------------
                    Restricted Subsidiaries................................. 83
                    -----------------------
SECTION 1014.  Limitation on Transactions with Affiliates................... 84
               ------------------------------------------
SECTION 1015.  Limitation on Liens.......................................... 85
               -------------------
SECTION 1016.  Limitation on Issuances of Guarantees of Indebtedness
               -----------------------------------------------------
                    by Restricted Subsidiaries.............................. 85
                    --------------------------
SECTION 1017.  Limitation on Sale of Assets................................. 86
               ----------------------------
SECTION 1018.  Limitation on Sale and Leaseback Transactions................ 86
               ---------------------------------------------
SECTION 1019.  Limitation on Dividends and Other Payment
               -----------------------------------------
                    Restrictions Affecting Restricted Subsidiaries.......... 87
                    ----------------------------------------------

                                                                           Page

SECTION 1020.  Limitation on Investments in Unrestricted Subsidiaries....... 88
               ------------------------------------------------------
SECTION 1021.  Business of the Company...................................... 88
               -----------------------
SECTION 1022.  Waiver of Certain Covenants.................................. 88
               ---------------------------

                                 ARTICLE ELEVEN
                              REDEMPTION OF NOTES

SECTION 1101.  Right of Redemption.......................................... 89
               -------------------
SECTION 1102.  Applicability of Article..................................... 89
               ------------------------
SECTION 1103.  Election to Redeem; Notice to Trustee........................ 89
               -------------------------------------
SECTION 1104.  Selection by Trustee of Notes to Be Redeemed................. 90
               --------------------------------------------
SECTION 1105.  Notice of Redemption......................................... 90
               --------------------
SECTION 1106.  Deposit of Redemption Price.................................. 91
               ---------------------------
SECTION 1107.  Notes Payable on Redemption Date............................. 91
               --------------------------------
SECTION 1108.  Notes Redeemed in Part....................................... 92
               ----------------------

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.  Company's Option to Effect Defeasance or
               ----------------------------------------
                    Covenant Defeasance..................................... 93
                    -------------------
SECTION 1202.  Defeasance and Discharge..................................... 93
               ------------------------
SECTION 1203.  Covenant Defeasance.......................................... 93
               -------------------
SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.............. 94
               -----------------------------------------------
SECTION 1205.  Deposited Money and U.S. Government Obligations to
               --------------------------------------------------
                    Be Held in Trust; Other Miscellaneous Provisions........ 95
                    ------------------------------------------------
SECTION 1206.  Reinstatement................................................ 96
               -------------

          INDENTURE, dated as of ., 1998 between EURONET SERVICES INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 14-24 Horvat u., 1027 Budapest, Hungary and STATE STREET BANK AND TRUST COMPANY, a banking corporation duly organized and existing under the laws of Massachusetts, Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of .% Senior Discount Notes due 2006 (herein called the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to clause (i), (ii), (iii) or (iv) below for each DM 1,000 principal amount at maturity of Notes:

          (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual
Accrual Date                                                     Accreted Value
------------                                                     --------------

   , 1998  .........................................................   DM
   , 1999  .........................................................   DM
   , 1999  .........................................................   DM
   , 2000  .........................................................   DM
   , 2000  .........................................................   DM
   , 2001  .........................................................   DM
   , 2001  .........................................................   DM
   , 2002  .........................................................   DM  1,000

          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (i) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal DM 1,000.

          "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided that,
                                                             --------
notwithstanding the foregoing, for purposes of the "Limitation on Additional Indebtedness" covenant (Section 1011), such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting notes, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

          "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available immediately preceding the date of the transaction giving rise to the need to calculate Annualized Pro Forma Consolidated Operating Cash Flow (the "Transaction Date") multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Restricted Subsidiary that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Restricted Subsidiary that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter.

          "Asset Sale" means any sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of the Company or its Restricted Subsidiaries; (iii) any material license or other authorization of the Company or any Restricted Subsidiary pertaining to an Electronics Fund Transfer Business or (iv) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (A) that is governed by the provisions of the Indenture described under Article Eight, (B) of the Issuer to any Restricted Subsidiary, or of any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture, (C) having a fair market value of less than $250,000 (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) in any given fiscal year or (D) any transfer by the Company or a Restricted Subsidiary of property or equipment to a Person who is not an Affiliate of the Company in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause
             --------
(D), the Company shall deliver to the Trustee an officers' certificate certifying that such exchange complies with this clause (D).

          "ATM Network Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or useful in connection with an ATM Network Business.

          "ATM Network Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) operating or managing ATMs or networks of ATMs, (ii) processing financial transactions on behalf of Persons issuing credit and debit cards and Persons operating ATMs or networks of ATMs, (iii) creating, developing, manufacturing, installing, operating, maintaining, leasing or servicing ATMs or point of sale authorization equipment or related equipment, software and other devices for use in an ATM Network Business, (iv) providing goods or services to any Person engaged in an ATM Network Business or (v) evaluating, participating in or pursuing any other activity, service or opportunity that is reasonably related to those identified in (i), (ii), (iii) or (iv) above including, but not limited to, activities reasonably related to the issuance of credit and debit cards.

          "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water utilities and similar charges.

          "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of all successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bank Facility" means Indebtedness of the Company or any Restricted Subsidiary under a senior bank facility with one or more banks or other commercial financial institutions.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law, or any similar law of any other jurisdiction, relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalent equity interests (however designated) issued by such Person, and any rights (other than debt notes convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

          "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP.

          "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the government of the United States of America, the Federal Republic of Germany, the Republic of France or the United Kingdom or any agency or instrumentality thereof, (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve system, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500 million (or, if not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof); (iii) commercial paper, with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of a member state of the European Union or the United States or any state thereof or the District of Columbia and rated at least ''A-2'' by Standard & Poor's Corporation or "P-2" by Moody's Investors Service; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government (in the case of any U.S. government obligations), in each case maturing within one year from the date of acquisition.

          "Cedel" means Cedel Bank, societe anonyme.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all notes that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, notes or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, notes and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under the "Limitation on Restricted Payments" covenant (Section
1012) and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all notes that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article Eight.

          "Closing Date" means the date on which the Notes are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (but not loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (f) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and (vi) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, plus (c) cash and non-cash dividends due (whether or not declared) on Redeemable Capital Stock or Preferred Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and any Wholly Owned Subsidiary), plus (d) one third of operating lease rental payments paid, accrued and/or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP; provided that the Consolidated Interest Expense attributable to interest
      --------
on any Indebtedness computed on a pro forma basis and (A) bearing a floating
                                  --- -----
interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or the floating rate.

          "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Adjusted Net Income for such period (a) increased by (to the extent included in computing Consolidated Adjusted Net Income) the sum of (i) the Consolidated Tax Expense for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (iv) amortization of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Adjusted Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and Restricted Subsidiaries for such period in accordance with GAAP and (b) decreased by any non-cash gains that were included in computing Consolidated Adjusted Net Income.

          "Consolidated Tax Expense" means, for any period, the provision for federal, state, provincial, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Two International Place, Fourth Floor, Boston, MA 02110-2804, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "Corporation" includes corporations, associations, companies and business trusts.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

          "DBC" means Deutsche Borse Clearing, Frankfurt am Main and any successor thereto.

          "DBC Accountholder" has the meaning specified in Section 313.

          "DBC Global Note" means the bearer global Note without coupons, deposited with DBC, the face of which shall be substantially in the form of
Section 203, which will represent all of the Notes sold outside of the United States (except for Notes sold outside of the United States to investors electing settlement through DTC).

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "DM" means Deutsche Mark.

          "DM Paying Agent" has the meaning set forth in Section 315.

          "DTC" means The Depositary Trust Company and any successor depositary for beneficial interests in the Notes.

          "DTC Global Note" means the bearer global Note or Notes without coupons, deposited with State Street Bank and Trust Company as custodian for DTC, the face of which shall be substantially in the form of Section 202, which will represent all of the Notes sold in the United States and to investors electing settlement through DTC.

          "DTC Participant" has the meaning specified in Section 313.

          "Equity Offerings" is defined to mean any underwritten public offerings or flotations or placings of Common Stock of the Company for cash that has been registered under the Securities Act or admitted to listing on the Nasdaq National Market or New York Stock Exchange.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Subsidiaries" means Euronet Holding N.V., Euronet-Bank Tech Rt. (Bank Tech), SatComNet Kft (SatComNet), Bankomat 24/Euronet Sp. z o.o., EFT-Usluge d o.o., Euronet Services GmbH, Euronet Services France SAS and Euronet Services spol. sro.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in effect in the United States on the date of the Indenture.

          "Global Notes" means the DTC Global Note and the DBC Global Note.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "Incur" or "incur" means, with respect to any Indebtedness, to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. Incurrence, Incurred and Incurring shall have the meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities, contingent or otherwise, of such Person: (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, or
(v) for Capitalized Lease Obligations, (b) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (c) all indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person and (e) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the Company of such Redeemable Capital Stock. Notwithstanding the foregoing, trade accounts, liabilities with respect to pre-paid goods and services, accrued liabilities arising in the ordinary course of business and any liability for Taxes owed by such Person will not be considered Indebtedness for purposes of this definition. For purposes of the "Limitation on Additional Indebtedness" and "Limitation on Restricted Payments" covenants (Sections 1011 and 1012) and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreement with respect to such Indebtedness.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and other similar agreements) designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

          "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other notes or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Issue Date" means the date of the Indenture.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, note interest, hypothecation, assignment for note, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, trade creditors, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt notes or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock, as referred to under the "Limitation on Restricted Payments" covenant (Section 1012), the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note Register" has the meaning specified in Section 311.

          "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

          "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes
                                                  --------
     are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Paying Agent" means the DM Paying Agent, any successor thereof, the U.S. Paying Agent, any successor thereof, and any other Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Capital Stock Sales" is defined to mean the issuance, sale or grant by the Company or any Restricted Subsidiary of Capital Stock of the Company or any Existing Subsidiary; provided that such issuance, sale or grant
                                    --------
is made to a financial institution, international credit or debit card issuer or other entity engaged in an ATM Network Business pursuant to an agreement between the Company or a Restricted Subsidiary, on the one hand, and a financial institution, international credit or debit card issuer or other entity engage in an ATM Network Business, on the other hand, to invest in, manage or establish an ATM Network Business; and, provided further, that such issuances, sales or
                           -------- -------
grants of Capital Stock, in the aggregate, shall not exceed 5.0% of the outstanding Capital Stock of the Issuer or any Existing Subsidiary, as the case may be, and that no dividends, in cash or otherwise, or other distributions on or in respect of any Capital Stock issued, sold or granted in connection with a Permitted Capital Stock Sale shall be declared or paid during the term of the Indenture.

          "Permitted Holder" means Michael Brown and Daniel Henry;

          "Permitted Indebtedness" means any of the following:

          (a)  Indebtedness of the Company pursuant to the Notes;

          (b) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture, or undrawn amounts under agreements or facilities existing on the date of the Indenture, and listed on or of a type described in a schedule thereto;

          (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Wholly Owned Restricted Subsidiary that is Subordinated Indebtedness; provided that an incurrence of Indebtedness shall be
                           --------
deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company, a Restricted Subsidiary or a Wholly Owned Restricted Subsidiary, as the case may be) or (y) any sale or other disposition of Capital Stock of a Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company or a Restricted Subsidiary that holds Indebtedness of another Restricted Subsidiary such that such Wholly Owned Subsidiary ceases to be Wholly Owned or such Restricted Subsidiary ceases to be a Restricted Subsidiary;

          (d) Obligations under any Interest Rate Agreement of the Company or any Restricted Subsidiary to the extent relating to (i) Indebtedness of the Company or such Restricted Subsidiary, as the case may be (which Indebtedness
(x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant (Section 1011)), or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Company or a Restricted Subsidiary in the following 12 months after such Interest Rate Agreement has been entered into, but only to the extent that the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness (or Indebtedness subject to commitments) to which such Interest Rate Agreement relates;

          (e) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements to the extent relating to (i) Indebtedness of the Company or a Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant (Section
1011)) or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including any purchases of network or customer equipment; provided that such
                                                          --------
Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (f) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Subsidiary incurred in the ordinary course of business in connection with an ATM Network Business;

          (g) Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

          (h) Indebtedness of the Company or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company or of any Restricted Subsidiary incurred or outstanding pursuant to clause (b) of this definition or the proviso of the covenant "Limitation on Additional Indebtedness" (Section 1011); provided that
                                                                 --------
(i) Indebtedness of the Company may not be replaced, renewed, refinanced or extended to such extent under this clause (i) with Indebtedness of any Subsidiary and (ii) any such replacement, renewal, refinancing or extension (x) shall not result in a lower Average Life of such Indebtedness as compared with the Indebtedness being replaced, renewed, refinanced or extended, (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (z) in the case of any replacement, renewal, refinancing or extension by the Company of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being replaced, renewed, refinanced or extended;

          (i) Indebtedness of the Company Incurred (including Acquired Indebtedness) (i) in order to finance the acquisition of ATM Network Assets or an ATM Network Business, provided that the aggregate principal amount of all
                         --------
such Indebtedness shall not exceed $50.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) at any time outstanding;

          (j) Indebtedness of any Restricted Subsidiary to finance the day to day operations and working capital requirements of such Restricted Subsidiary,

provided that the aggregate principal amount of all such Indebtedness Incurred
--------
by all Restricted Subsidiaries shall not exceed $5.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) at any time outstanding;

          (k) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in a Change of Control Offer or Excess Proceeds Offer or (B) deposited to defease all of the Notes as described in Article 12;

          (l) Indebtedness of the Company or any Restricted Subsidiary under Capitalized Lease Obligations relating to ATM Network Assets that is Incurred in the ordinary course of business and which is secured by the ATM Network Assets subject to such Capitalized Lease Obligations; and

          (m) in addition to the items referred to in clauses (a) through (l) above, Indebtedness of the Company having an aggregate principal amount not to exceed $200 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) at any time outstanding.

          "Permitted Investments" means any of the following:

          (a)  Investments in Cash Equivalents;

          (b)  Investments in the Company or any Restricted Subsidiary;

          (c) Investments of the Company or any Restricted Subsidiary if as a result of such Investment a Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary as a result of such Investment; provided, in each case, such Restricted Subsidiary is
                           --------
engaged in an ATM Network Business;

          (d)  Investments in assets used in the ordinary course of business;

          (e)  Investments in prepaid expenses; or

          (f) Investments by the Company or any Restricted Subsidiary in any entity the primary business of which is the conduct of the ATM Network Business,

provided that the sum of all such Investments does not exceed $10.0 million at
--------
any time;

          "Permitted Liens" means the following types of Liens:

          (a)  Liens existing as of the date of the Indenture;

          (b)  Liens securing Permitted Indebtedness;

          (c) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

          (d)  Liens securing the Notes;

          (e) any interest or title of a lessor under any Capitalized Lease Obligation so long as the Attributable Value secured by such Lien does not exceed $10 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof);

          (f) statutory Liens of landlords and carriers, warehouseman's, mechanics, suppliers, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

          (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not
                                          --------
extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

          (l) Liens securing Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (d) and (e), respectively, of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (m) Liens arising from Purchase Money Indebtedness, so long as such Liens extend only to the assets constructed, expanded, installed, acquired or improved with such Purchase Money Indebtedness and do not secure any Indebtedness in an amount in excess of such Purchase Money Indebtedness;

          (n) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (m); provided that any
                                                             --------
such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

          (o) cash deposited by the Company or a Subsidiary of the Company with banks that participate in the Company's ATM network in the ordinary course of business to secure cash contributed by such banks for use in the Company's ATM Network; and

          (p) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person, preferred or preference stock whether now outstanding, or issued after the Issue Date, and includes, without limitation, all classes and series of preferred or preference stock of such Person.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred at any time within 180 days of, and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition, improvement by the Company or any Restricted Subsidiary of any ATM Network Asset; provided that the proceeds of such Indebtedness are expended for such purposes within such 180-day period; and provided, further, that the net cash proceeds from the issuance of such Indebtedness does not exceed, as of the date of incurrence of such Indebtedness, 100 percent of the lesser of cost and the fair market value of such ATM Network Asset.

          "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any note into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the relevant Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt notes at any time prior to such final Stated Maturity.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the . or . (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 1012.

          "Restricted Subsidiary" means the Existing Subsidiaries and any Subsidiary that is not designated an Unrestricted Subsidiary by the Board of Directors of the Company.

          "S&P" means Standard and Poor's Ratings Services, a division of McGraw-Hill, Inc., and its successors.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company and the Restricted Subsidiaries, (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company and the Restricted Subsidiaries, in each case as set forth on the most recently available consolidated financial statements of the Company and the Restricted Subsidiaries for such fiscal year, or (iii) owns one or more material licenses or concessions related to the operation of ATM Network Business.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company, by one or more other Subsidiaries of the Company or by the Company and one or more other of its Subsidiaries.

          "Tax" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

          "Taxing Authority" is defined to mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the date of determination determined on a consolidated basis in accordance with GAAP.

          "Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow Ratio" means, at any date of determination, the ratio of (i) Total Consolidated Indebtedness to (ii) Annualized Pro Forma Consolidated Operating Cash Flow for the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of the transaction giving rise to the need to calculate the Total Consolidated Indebtedness to Annualized Consolidated Operating Cash Flow Ratio.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any other Subsidiary is directly or indirectly liable for or provides credit support for or guarantees any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any other Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(iii) any Investment in such Subsidiary made as result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Investments in Unrestricted Subsidiaries" covenant (Section
1020), (iv) neither the Company nor any other Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any other Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital

Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant (Section 1011). In no event shall the Existing Subsidiaries be designated as Unrestricted Subsidiaries.

          "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any transaction described in the "Limitation on Transactions with Affiliates" covenant (Section 1014) can be undertaken (a "Tested Transaction"), the U.S. Dollar Equivalent of such Indebtedness, Investment or transaction described in the "Limitation or Transaction with Affiliates" covenant (Section 1014) shall be determined on the date incurred, made or undertaken and no subsequent change in the U.S. Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of the Indenture.

          "U.S. Paying Agent" has the meaning set forth in Section 315.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned" means, with respect to any Subsidiary, such Subsidiary if all the outstanding Capital Stock of such Subsidiary (other than any directors' qualifying shares, shares owned by foreign nationals to the extent mandated by applicable law and shares issued, sold or granted pursuant to a Permitted Capital Stock Sale) is owned directly by the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries.

          SECTION 102.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by
                  --------
the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105.  Notices, etc., to Trustee, Company
                        ----------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Holders, any Paying Agent and any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.
                        -------------

          This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from
                      --------
and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

                                  ARTICLE TWO

                                  NOTE FORMS

          SECTION 201. Forms Generally.
                       ---------------

          The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          SECTION 202. Form of Face of DTC Global Note.
                       -------------------------------

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             EURONET SERVICES INC.

                      . % Senior Discount Notes due 2006

                                                                         [CUSIP]
                                                                   [CINS] [ISIN]
                                                                           [WKN]

No._____                                            DM__________

         The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:_______________                  Original issue discount under
                                            Section 1273 of the Internal Revenue
                                            Code (for each DM 1,000 principal
                                            amount): DM__________

Issue Price (for each DM 1,000              Yield to Maturity:  _____%
    principal amount):  DM__________

Method used to determine yield to maturity  Original issue discount for
    for [short] accrual period of [issue    [short] accrual period of [issue
    date] to date] to [date]: exact method  [date] (for each DM 1,000 principal amount): DM__________

         EURONET SERVICES INC., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of __________ Deutsche Marks on ., at the office or agency of the Company referred to below, and to pay interest thereon on ., and semi-annually thereafter, on . and . in each year, from [date and year original issue discount fully accretes], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of _____% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate of ____% per annum from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The principal on this Note shall not accrue interest until [date and year original issue discount fully accretes], except in the case of a default in payment of the amount due at Maturity, in which case, the amount then due on this Note shall bear interest at the rate of _____% per annum from the date of such default in payment, as provided in the Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at _____% per annum, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  EURONET SERVICES INC.


                                        By
                                          --------------------------------------
                                        Title:
Attest:



--------------------------
Authorized Signature


         SECTION 203. Form of Face of DBC Global Note.
                      -------------------------------

         THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHE BORSE CLEARING AG ("DBC") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF NOTES TO BE HELD IN THE DBC DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE SECURITIES.


                             EURONET SERVICES INC.

                       .% Senior Discount Notes due 2006

                                                                         [CUSIP]
                                                                   [CINS] [ISIN]
                                                                           [WKN]

No._____                                                            DM__________

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:                       Original issue discount under Section 1273 of
                                  the Internal Revenue Code (for each DM 1,000 principal amount): DM__________

Issue Price (for each DM 1,000           Yield to Maturity:  _____%
     principal amount):  DM__________

Method used to determine yield to maturity          Original issue discount for
     for [short] accrual period of [issue           [short] accrual period of
     date] to [date]: exact method                  [issue date] to [date] (for
                                                    each DM 1,000 principal
                                                    amount): DM__________

          EURONET SERVICES INC., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of __________ Deutsche Marks on ., at the office or agency of the Company referred to below, and to pay interest thereon on ., and semi-annually thereafter, on . and . in each year, from [date and year original issue discount fully accretes], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of _____% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate of ____% per annum from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The principal on this Note shall not accrue interest until [date and year original issue discount fully accretes], except in the case of a default in payment of the amount due at Maturity, in which case, the amount then due on this Note shall bear interest at the rate of _____% per annum from the date of such default in payment, as provided in the Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at _____% per annum, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  EURONET SERVICES INC.


                                        By
                                          --------------------------------------
                                          Title:
Attest:



----------------------------
Authorized Signature

         SECTION 204. Form of Reverse of Note.
                      -----------------------

         This Note is one of a duly authorized issue of notes of the Company designated as its .% Senior Discount Notes due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to DM . million at maturity, which may be issued under an indenture (herein called the "Indenture") dated as of ., 1998, between the Company and State Street Bank and Trust Company, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Notes are redeemable, at the option of the Company, in whole at any time or from time to time in part, on or after ., 2002, on not less than 30 nor more than 60 days prior notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on . of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant Interest Payment Date):

Year                                                           Redemption Price
----                                                           ----------------
2002  ................................................                 %
2003  ................................................                 %
2004 and thereafter ..................................              100.00%

         At any time or from time to time prior to ., 2001 the Company may redeem within 60 days of one or more Equity Offerings up to 33 1/3% of the aggregate principal amount at maturity of the originally issued Notes with all or a portion of the net proceeds of such offering, at a redemption price equal to .% of the Accreted Value thereof as of the Redemption Date, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates); provided that immediately after giving effect
                                  --------
to any such redemption, at least 66 2/3% aggregate principal amount at maturity of the originally issued Notes remains outstanding.

         Upon the occurrence of a Change in Control, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Note, in whole or in part and in integral multiples of DM 1,000 principal amount at maturity, at a purchase price of 101% of the Accreted Value thereof, together with accrued and unpaid interest, if any, to the Redemption Date, subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates.

         Upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes at a price of 100% of the Accreted Value thereof, together with accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates).

         In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the Accreted Value of, premium, if any, and accrued interest on all Outstanding Notes may be declared to be due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of DM 1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 205. Form of Trustee's Certificate of Authentication.
                      -----------------------------------------------

         The Trustee's certificate of authentication shall be in substantially the following form:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         Dated:  ____________________

         This is one of the Notes referred to in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST
                                              COMPANY, as Trustee


                                        By
                                          --------------------------------------
                                          Authorized Officer

                                 ARTICLE THREE

                                   THE NOTES

         Section 301. Title and Terms.
                      ---------------

         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to DM . million, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 306, 311, 906, 1010, 1017 or 1108.

         The Notes are senior, unsecured obligations of the Company and shall be known and designated as the ".% Senior Discount Notes due 2006" of the Company. Their Stated Maturity shall be ., and they shall bear interest at the rate of .% per annum (computed on a semiannual bond equivalent basis) calculated from ., 1998. Cash interest on the Notes will not accrue prior to ., 2002. Commencing
 ., 2002, cash interest will be payable on the Notes semiannually on . and . of each year. The issue price of the Notes (for purposes of calculating Accreted Value) will be in DM . per DM 1,000 principal amount at maturity of the Notes.

         The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the
                             --------  -------
Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

         The Notes shall be redeemable as provided in Article Eleven.

         SECTION 302. Denominations.
                      -------------

         The Notes shall be issuable only in registered form without coupons and only in denominations of DM 1,000 and any integral multiple thereof.

         SECTION 303. Execution, Authentication, Delivery and Dating.
                      ----------------------------------------------

         The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Nine, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

         SECTION 304. Temporary Notes.
                      ---------------

         Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 305. Form of Notes.
                      -------------

         Notes initially offered and sold to U.S. investors shall be issued in the form of one or more permanent global certificates in registered form (the "DTC Global Note"), deposited with the Trustee, as custodian for DTC (in such capacity, the "Custodian"), duly executed by the Company and authenticated by the Trustee as provided above. The face of the DTC Global Note shall be substantially in the form of Section 202 and shall bear the legend included therein.

         Notes sold outside of the United States to non-U.S. persons shall be issued in the form of one permanent global certificate in bearer form (the "DBC Global Note"), deposited with Deutsche Borse Clearing, Frankfurt am Main ("DBC") duly executed by the Company and authenticated by the Trustee as provided above. The face of the DBC Global Note shall be substantially in the form of Section 203 and shall bear the legend included therein.

         The aggregate principal amount of each of the DTC Global Note and the DBC Global Note (together, the "Global Notes") may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided. Every Global Note shall have affixed to its reverse a schedule for the purpose of recording such adjustments. Together, the Notes represented by the DBC Global Note and the DTC Global Note will be equal to the aggregate principal amount of the Notes outstanding at any time.

         The Global Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes.
                      -------------------------------------------

         If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 307. Payment of Interest; Interest Rights Preserved.
                      ----------------------------------------------

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided,
                                                                  --------
however, that each installment of interest may at the Company's option be paid
-------
by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (each such date to be called a "Special Record Date"). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 308. Persons Deemed Owners.
                      ---------------------

         Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 307 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 309. Cancellation.
                      ------------

         All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

         SECTION 310. Computation of Interest.
                      -----------------------

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 311. Registration, Registration of Transfer and Exchange.
                      ---------------------------------------------------

         Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1010, 1017 or 1108 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 312. Transfer Mechanics.
                      -------------------

         Except as otherwise provided in this Section 312, transfers of Global Notes shall be limited to transfers of book-entry interests between and within DBC and DTC except as provided below. Transfers of interests in the Global Notes between DBC Accountholders, on the one hand, and DTC Participants, on the other hand, shall be effected by an increase or a reduction in the aggregate amount of Notes represented by the DBC Global Note and the corresponding reduction or increase in the aggregate amount of Notes represented by the DTC Global Note. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         Transfers of interests in the DBC Global Note to parties who will hold the interests through the DBC Global Note and transfers of interests in the DTC Global Note to parties who will hold the interests through the DTC Global Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of DBC, DTC, Euroclear or Cedel Bank, as the case may be.

         Notwithstanding any other provisions of this Section 312, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a DTC Global Note representing all or a portion of the Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

         If DTC notifies the Company that it is unwilling or unable to continue as depositary for the DTC Global Note or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Notes. Each depositary appointed pursuant to this Section 312 must, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         If (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the DTC Global Note or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Notes is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing, then the Company will execute, and the Trustee, upon receipt of an authentication order, will authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Note representing such Notes in exchange for the DTC Global Note.

         The Company may at any time and in its sole discretion determine that the registered Notes shall no longer be represented by a DTC Global Note. In such event the Company will execute, and the Trustee will, upon receipt of an authentication order, authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the DTC Global Note representing such Notes in exchange for such DTC Global Note.

         Upon the exchange of the DTC Global Note for Notes in definitive registered form without coupons, in authorized denominations, the DTC Global Note shall be cancelled by the Trustee. Notes in definitive registered form issued in exchange for the DTC Global Note pursuant to this Section 312 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

         All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

         SECTION 313.  Registrar and Paying Agent.
                       --------------------------

         The Company shall maintain an office or agency in New York City where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency in New York City and in Frankfurt am Main, Germany where Notes may be presented for payment (respectively, the "U.S. Paying Agent" and the "DM Paying Agent") and an office or agency in New York City where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. In addition, so long as any Notes are listed on the Luxembourg Stock Exchange, the Company shall maintain an office in Luxembourg (the "Luxembourg Paying Agent") where Notes may be presented for payment. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as a Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, U.S. Paying Agent, authenticating agent and agent for service of notice and demands. The Company also appoints [State Street Bank and Trust Company, German branch] as DM Paying Agent and [State Street Bank and Trust Company, Luxembourg branch] as Luxembourg Paying Agent. If, at any time, the Trustee is not the Registrar, the Company shall furnish, or cause to be furnished, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note Register.

         SECTION 314.  Holder to Be Treated as Owner.
                       -----------------------------

         (a) The Company, the Trustee, any Paying Agent, any Registrar and any agent of any of the foregoing may deem and treat each Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes. Neither the Company, the Trustee, any Paying Agent, any Registrar nor any agent of the foregoing shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

         (b) Members of, or participants in, DTC ("DTC Participants") shall have no rights under this Agreement with respect to the DTC Global Note held on their behalf by DTC, or the Custodian as DTC's custodian, or under the DTC Global Note, and DTC may be treated by the Company, the Agents and any agent of the Company or the Agents as the absolute owner of the DTC Global Note for all purposes whatsoever. Notwithstanding the foregoing, DTC, as a Holder, may appoint agents and otherwise authorize DTC Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture, including the right to sue for payment of principal or interest pursuant to
Section 316(b) of the TIA. Except as provided in Section 311, owners of beneficial interests in the DTC Global Note will not be authorized to have Notes registered in their names, and will not receive and will not be entitled to receive physical delivery of definitive certificates representing individual Notes. Beneficial interests in the DTC Global Note may be held only through DTC Participants.

         (c) DBC accountholders ("DBC Accountholders") shall have no rights under this Agreement with respect to the DBC Global Note held on their behalf by DBC or under the DBC Global Note and DBC may be treated by the Company, the Agents and any agent of the Company or the Agents as the absolute owner of the DBC Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Agents or any agent of the Company or the Agents, from giving effect to any written certification, proxy or other authorization furnished by DBC or impair, as between DBC and the DBC Accountholders, the operation of customary practices governing the exercise of the rights of an owner of a co-ownership interest in the DBC Global Note. The Holder of the DBC Global Note may grant proxies and otherwise authorize any person, including DBC Accountholders and persons that may hold interests through DBC Accountholders, to take any action which a Holder is entitled to take under this Indenture or the Notes. Except as provided in Section 312, owners of co-ownership interests in the DBC Global Note will not be entitled to have Notes registered in their names, and will not receive and will not be entitled to receive physical delivery of definitive certificates representing individual Notes. Co-ownership interests in the DBC Global Note may be held only by or through DBC Accountholders.

         SECTION 315.  Paying Agent to Hold Money in Trust.
                       -----------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 316.  Payment.
                       -------

         Payment of principal of, premium, if any, and interest on the Notes shall be made by the Company in Deutsche Marks through the DM Paying Agent. Payment of principal of, premium, if any, and interest on the Notes represented by the DBC Global Note will be made by the DM Paying Agent in Deutsche Marks directly to DBC. Payment of principal of, premium, if any, and interest on the Notes represented by the DTC Global Note will be made by the DM Paying Agent in Deutsche Marks to the U.S. Paying Agent which in turn shall make payments in U.S. Dollars and Deutsche Marks to the registered holder of the DTC Global Note as provided below.

         Any person holding beneficial interests in the DTC Global Note (a "DTC Note Holder") shall receive payments of principal and interest in respect of the Notes in U.S. Dollars, unless such DTC Note Holder elects to receive payment in Deutsche Marks in accordance with the procedures set forth below. To the extent that the DTC Note Holders have not made such election in respect of any payment of principal or interest, the aggregate amount designated for all such DTC Note Holders in respect of such payment (the "DM Conversion Amount") shall be credited to the U.S. Paying Agent's account and converted by the U.S. Paying Agent into U.S. Dollars and paid by wire transfer of same-day funds to the registered holder of the DTC Global Note for payment through DTC's settlement system to the relevant DTC Participants. All costs of any such conversion and wire transfer shall be deducted from such payments. Any such conversion shall be based on .'s bid quotation, at or prior to 11:00 a.m. New York time, on the second New York Business Day (as defined below) preceding the relevant payment date, for the purchase by the U.S. Payment Agent of the DM Conversion Amount of U.S. Dollars for settlement on such payment date. If such bid quotation is not available for any reason, the U.S. Paying Agent shall endeavor to obtain a bid quotation from a leading foreign exchange bank in New York City selected by the U.S. Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the DM Conversion Amount will be made in Deutsche Marks to the account or accounts specified by DTC to the U.S. Paying Agent.

         A DTC Note Holder may elect to receive payment of principal and interest with respect to the Notes in Deutsche Marks by causing DTC through the relevant DTC Participant to notify the U.S. Paying Agent by the time specified below of (i) such DTC Note Holder's election to receive all or a portion of such payment in Deutsche Marks and (ii) wire transfer instructions to a Deutsche Mark account in the Federal Republic of Germany. Such election in respect of any payment must be made by the DTC Note Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notification of such election, wire transfer instructions and the amount payable in Deutsche Marks must be received by the U.S. Paying Agent prior to 5:00 p.m. New York time on the fifth New York Business Day following the relevant Record Date in the case of interest, and prior to 5:00 p.m. New York time on the fifth New York Business Day prior to the payment date for the payment of principal. Any payments in Deutsche Marks shall be made by wire transfer of same-day funds to Deutsche Mark accounts designated by DTC. The term "New York Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.


         SECTION 317.  CUSIP Numbers.
                       -------------

         The Company in issuing the Notes may use a "CUSIP," "CINS," "ISIN" and/or "WKN" number, and if so, such CUSIP, CINS, ISIN and/or WKN number shall be included in notices of redemption or exchange as a convenience to Holders;

provided that any such notice may state that no representation is made as to the
--------
correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP, CINS, ISIN and/or WKN number.

         SECTION 318.  Deposit of Moneys.
                       -----------------

         In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Company hereby agrees to pay to the Trustee or such Paying Agent or Agents as the Trustee may specify by wire transfer of immediately available funds prior to 10:00 a.m., local time, on (in the case of amounts payable in respect of the DTC Global Note) the second Business Day preceding and (in the case of amounts payable to DBC in respect of the DBC Global Note) the Business Day preceding each Interest Payment Date or the maturity date (including a date fixed for redemption) of the Notes in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, an amount in cash which shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date.

         SECTION 319.  Substitution of Currency.
                       ------------------------

         If the Federal Republic of Germany adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to the Notes and this Indenture. The circumstances and consequences described in this paragraph entitle neither the Company nor any Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Notes or this Indenture or to raise other obligations of the Company under the Notes and this Indenture.

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

         SECTION 401.  Satisfaction and Discharge of Indenture.
                       ---------------------------------------

         This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

         (1)  either

              (a) all of the Notes theretofore authenticated and delivered (other than (i) destroyed, lost or stolen Notes which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

              (b) all the Notes not theretofore delivered to the Trustee for cancellation

                   (i)   have become due and payable, or

                   (ii) will become due and payable at their Stated Maturity within one year, or

                   (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value of, premium, if any and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         SECTION 402.  Application of Trust Money.
                       --------------------------

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE

                                   REMEDIES

         SECTION 501.  Events of Default.
                       -----------------

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (2) default in the payment of the principal of or premium, if any, on any Note at its Maturity; or

         (3) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section, default in the performance of or breach of the provisions of the "Limitation on Sale of Assets" covenant (section 1017) or of the provisions of Article Eight, or failure to make or consumate a Change of Control Offer in accordance with the provisions of the "Purchase of Notes upon a Change of Control" covenant (section 1010) ), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (4) (A) one or more defaults in the payment of principal of, premium, if any, or interest on Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (5) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Significant

     Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $10.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 30 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

         (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the U.S. Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (7) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

         SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                       --------------------------------------------------

         If an Event of Default (other than an Event of Default specified in
Section 501(6) or (7)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the Notes Outstanding may declare the Accreted Value of, premium, if any, and accrued interest on all of such Outstanding Notes immediately due and payable by a notice in writing to the Company (and to the Trustee if such notice is given by the Holders), and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in Section 501(6) or (7) occurs and is continuing, then the Accreted Value of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become immediately due and payable without any declaration or
      ---- -----
other act on the part of the Trustee or any Holder of Notes.

         At any time after a declaration of acceleration has been made hereunder, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount at maturity of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue interest on all Outstanding Notes,

               (B) all unpaid Accreted Value and premium, if any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default, other than the non-payment of amounts of Accreted Value of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513;

provided however, that no such rescission shall affect any subsequent default or
-------- -------
impair any right consequent thereon.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in
Section 501(4) has occurred and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) will be automatically annulled, waived and rescinded if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the default that is the basis for such Event of Default has been cured and no other Event of Default has occurred and has not been cured or waived.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

         The Company covenants that if

         (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of or premium, if any, on any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of, premium, if any, and interest, and interest on any overdue principal and premium, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 504.  Trustee May File Proofs of Claim.
                       --------------------------------

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (i) to file and prove a claim for the whole amount of principal of, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                       ------------------------------------------------------

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 506.  Application of Money Collected.
                       ------------------------------

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the payment of all amounts due the Trustee under Section
     606;

         SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

         THIRD:  The balance, if any, to the Person or Persons entitled thereto.

         SECTION 507.  Limitation on Suits.
                       -------------------

         No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 508.  Unconditional Right of Holders to Receive Principal,
                       ----------------------------------------------------
Premium and Interest.
--------------------

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of, premium, if any, and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

         The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
                                             --------

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

         The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default hereunder, except a default

         (1) in respect of the payment of the principal of, premium, if any, or interest on any Note, or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601.  Notice of Defaults.
                        ------------------

         If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail notice of the Default or Event of Default to each Holder within 30 days after the occurrence thereof; provided,
                                                                    --------
however, that, except in the case of a Default or an Event of Default in the
-------
payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 602.  Certain Rights of Trustee.
                        -------------------------

         Subject to the provisions of TIA Sections 315(a) through 315(d):

         (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
Notes.
-----

         The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 604.  May Hold Notes.
                        --------------

         The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          SECTION 605.  Money Held in Trust.
                        -------------------

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606.  Compensation and Reimbursement.
                        ------------------------------

         The Company agrees:

         (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on particular Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

         There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

         (d) If at any time:

         (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609.  Acceptance of Appointment by Successor.
                        --------------------------------------

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided,
                                                                 --------
however, that the right to adopt the certificate of authentication of any
-------
predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                 ARTICLE SEVEN

               HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

         Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  Reports by Trustee.
                        ------------------

         Within 60 days after June 15 of each year commencing with the first June 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 15 if required by TIA Section 313(a).

          SECTION 703.  Reports by Company.
                        ------------------

         The Company shall:

         (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a note listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.
                        ----------------------------------------------------

         The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons or permit any Restricted Subsidiary to enter into any such transaction or series of related transactions, if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis substantially as an entirety to any Person or Persons, unless:

         (1) at the time and immediately after giving effect thereto either (A) the Company shall be the surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis substantially as an entirety, as the case may be (the "Surviving Entity"), (i) shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligations for the due and punctual payment of the principal of, premium, if any, on and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (2) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of
                                 --- -----
     the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction
                       --- -----
     or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma
                                                                  ---------
     calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the "Limitation on Additional Indebtedness" covenant (Section
     1011); and

         (4) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation of Liens" covenant (Section 1015) are complied with.

         In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 802.  Successor Substituted.
                        ---------------------

         Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 in which the Company is not the continuing obligor under the Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of the Company hereunder, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture) shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated provided, however, that in the case of a
                                    --------  -------
transfer by lease, the Company shall not be released from the payment of principal and interest on the Notes.

          SECTION 803.  Notes to Be Secured in Certain Events.
                        -------------------------------------

         If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1015 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured; provided that, for the
                                                      --------
purpose of providing such equal and ratable security, the principal amount of the Notes shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 502 upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable note shall be adjusted, to the extent permitted by law, as and when said amount changes over time as provided in Section 502.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company or any other obligor on the Notes and the assumption by any such successor of the covenants of the Company or such obligor contained herein and in the Notes in accordance with Article Eight hereof; or

         (2) to add to the covenants of the Company or any other obligor on the Notes for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any other Obligor on the Notes; or

         (3) to cure any ambiguity, or to correct or supplement any provision herein or in the Notes which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder or in the Notes; provided that such action
                                                  --------
     shall not adversely affect the interests of the Holders; or

         (4) to comply with the requirements of the Commission in order to effect or maintain the qualification, if any, of this Indenture under the Trust Indenture Act; or

         (5) to add a guarantor of the Notes hereunder; or

         (6) to evidence and provide acceptance of the appointment of a successor Trustee hereunder; or

         (7) to mortgage, pledge, hypothecate or grant a note interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any guarantor's obligations hereunder, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant hereto or otherwise; or

         (8) to secure the Notes pursuant to the requirements of Section 803 or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

         With the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the
--------  -------
consent of the Holder of each Outstanding Note affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or Accreted Value thereof or premium, if any, or the rate of interest thereon or reduce the amount of the principal of the Notes that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date); or

         (2) amend, change or modify the redemption provisions hereof or of the Notes or the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the "Limitation on Sale of Assets" covenant (Section 1017) or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the "Purchase of Notes upon a Change of Control" covenant (Section 1010), including, in each case, amending, changing or modifying any definition relating thereto, or

         (3) reduce the percentage in principal amount at maturity of Outstanding Notes the consent of whose Holders is required for any waiver of compliance with certain provisions hereof, or

         (4) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of Outstanding Notes required for such actions or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holder of each Note affected thereby, or

         (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights or obligations hereunder, or

         (6) amend or modify any of the provisions hereof relating to any guarantee of the Notes in any manner adverse to the Holders of such Notes.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

         Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.
                        ---------------------------------------------

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                  ARTICLE TEN

                                   COVENANTS

         SECTION 1001.  Payment of Principal, Premium, if any, and Interest.
                        ---------------------------------------------------

         The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

         SECTION 1002.  Maintenance of Office or Agency.
                        -------------------------------

         The Company shall maintain in the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation
                                   --------  -------
or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 1003.  Money for Note Payments to Be Held in Trust.
                        -------------------------------------------

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of, premium, if any, or interest on any

Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

         (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required
--------  -------
to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to
            --------  -------
preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided,
                                                                      --------
however, that the Company shall not be required to pay or discharge or cause to
-------
be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  Maintenance of Properties.
                         -------------------------

          The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall
                        --------  -------
prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Insurance.
                         ---------

          The Company shall at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  Statement by Officers As to Default.
                         -----------------------------------

           (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year and within 30 days after the end of each fiscal quarter, a statement from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the performance by the Company of its obligations under this Indenture and as to any default in such performance. For purposes of this Section 1008(a), such performance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

           (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10.0 million), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers' certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  Provision of Financial Statements and Reports.
                         ---------------------------------------------

          Whether or not the Company is required to file reports with the Commission, the Company shall file on a timely basis with the Commission, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also be required (a) to file with the Trustee, and provide to each Holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which such reports and documents are filed with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

          SECTION 1010.  Purchase of Notes upon Change of Control.
                         ----------------------------------------

           (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes in whole or in part in integral multiples of DM 1,000 principal amount at maturity, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") in accordance with the procedures set forth in paragraphs (b) and (c) of this Section.

           (b) Within 15 days following any Change of Control, the Company shall notify the Trustee and give to each Holder of the Notes in the manner provided in Section 106 a notice stating:

           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

           (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma
                                                                       --- -----
     historical income, cash flow and capitalization after giving effect to such Change of Control);

           (3) the purchase date (the "Change of Control Purchase Date") which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

           (4) that any Note not tendered shall continue to accrue interest or original issue discount, as the case may be;

           (5) that, unless the Company defaults in payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest or original issue discount, as the case may be, after the Change of Control Purchase Date; and

           (6) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (c) of this Section.

           (c) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          SECTION 1011.  Limitation on Additional Indebtedness.
                         -------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to Incur any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that the Company shall be permitted to Incur
                        --------
Indebtedness if after giving pro forma effect to such Incurrence (including the
                             --- -----
application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness outstanding as of the date of such Incurrence to (y) Annualized Pro Forma Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Incurrence would be greater than zero and less than or equal to

(i) 6.0 to 1 if the Indebtedness is Incurred prior to December 31, 1999 or (ii)
5.0 to 1 if the Indebtedness is Incurred on or after December 31, 1999.

         In making the foregoing calculation, pro forma effect shall be given
                                              --- -----
to: (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available immediately preceding the date of the Incurrence of such Indebtedness, (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such fiscal quarter as if such Indebtedness were Incurred, repaid or retired on the first day of such fiscal quarter (except that, in making such calculation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such fiscal quarter) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such fiscal quarter, as if such acquisition or disposition occurred on the first day of such fiscal quarter.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness the Company or any Restricted Subsidiary is permitted to Incur, the Company shall have the right, in its sole discretion, to classify such item of Indebtedness or portion thereof at the time of the Incurrence and shall only be required to include the amount and type of such Indebtedness or portion thereof under the clause permitting the Indebtedness so classified.

          SECTION 1012.  Limitation on Restricted Payments.
                         ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by a Restricted Subsidiary);

           (iv) make any Investment (other than any Permitted Investment and subject to the provisions of the "Limitation on Investments in Unrestricted Subsidiaries" covenant (Section 1020));

           (v) create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (i) guarantees of any Indebtedness of any Wholly Owned Restricted Subsidiary by the Company or any Restricted Subsidiary or (ii) the guarantees of the Notes by any Restricted Subsidiary); or

           (vi) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis);

(such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as "Restricted Payments"), unless: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; (2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant (Section 1011); and (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the date of the Indenture would not exceed an amount equal to the sum of:

           (A) 50% of cumulative Consolidated Adjusted Net Income (or, if the Consolidated Adjusted Net Income is a deficit, minus 100% of the amount of such deficit) of the Company during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the date of the Indenture and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment for which quarterly or annual consolidated financial statements of the Company are available; plus

           (B) the aggregate Net Cash Proceeds received by the Company on or after the date of the Indenture as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company; plus

           (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Subsidiary) of debt notes or Redeemable Capital Stock that have been converted into or exchanged for Qualified

Capital Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

           (D) to the extent not otherwise included in the Consolidated Adjusted Net Income of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the date of the Indenture from such Person and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided,
                                                               --------
however, that in the case of (i) or (ii) above the foregoing sum shall not
-------
exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

           (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v) and (vi) below) no Default or Event of Default shall have occurred and be continuing:

           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such dividend would have complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

           (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

           (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company;

           (iv) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof, together with accrued interest, if any, thereof in the event of a Change of Control in accordance with provisions similar to the "Purchase of Notes upon a Change of Control" covenant (Section 1010); provided that prior to such purchase the
                                  --------
Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

           (v) Investments constituting Restricted Payments made as the result of the receipt of non-cash consideration from any Asset Sale made in compliance with the "Limitation on Sale of Assets" covenant (Section 1017); and

           (vi) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

The actions described in clauses (i), (ii), (iii) and (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) and the actions described in clauses (v) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.

           SECTION 1013.  Limitation on Issuances and Sales of Capital Stock of
                          -----------------------------------------------------
Restricted Subsidiaries.
-----------------------

           The Company shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Capital Stock of a Restricted Subsidiary (other than to the Company or a Wholly Owned Restricted Subsidiary) other than Permitted Capital Stock Sales; provided, however, that this covenant shall not prohibit
                     --------  -------
(i) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, (ii) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the "Limitation on Sale of Assets" covenant (Section 1017).

           SECTION 1014.  Limitation on Transactions with Affiliates.
                          ------------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary unless (i) such transaction or series of related transactions are on terms that are no less favorable to the Company, or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $1.0 million (or to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof), the Company shall deliver an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; (iii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof), the Company shall deliver an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or the Company shall deliver to the Trustee a written opinion from an internationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (iv) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $10.0 million (or to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof), the Company shall deliver to the Trustee a written opinion from an internationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this provision shall not restrict (1) any transaction or
--------  -------
series of related transactions among the Company and Restricted Subsidiaries or among Restricted Subsidiaries, (2) Investments in Qualified Capital Stock of the Company by any Person, including an Affiliate of the Company, (3) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not executives of any such Persons, (4) the Company or any Subsidiary from making any Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant (Section 1012),
(5) any transaction by the Company or any Restricted Subsidiary with a supplier, vendor or lessor of goods or services in the ordinary course of business, (6) any compensation payable under any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, or (7) transactions that do not constitute Restricted Payments by virtue of exceptions set forth in the definition of "Permitted Investments".

          SECTION 1015. Limitation on Liens.
                        -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

          SECTION 1016. Limitation on Issuances of Guarantees of Indebtedness
                        -----------------------------------------------------
by Restricted Subsidiaries.
--------------------------

          (a) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary and (B) with respect to any guarantee of Subordinated Indebtedness of the Company by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's guarantee with respect to the relevant Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee until the relevant Notes have been paid in full; provided that this paragraph (a) shall not be applicable to (x) any guarantee of
--------
any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary or (y) any guarantee of any Restricted Subsidiary of Indebtedness incurred pursuant to a Bank Facility.

          (b) Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person who is not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or
(B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee).

          SECTION 1017. Limitation on Sale of Assets.
                        ----------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the shares or assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 85% cash or Cash Equivalents.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) in ATM Network Assets or in properties or assets to replace the properties and assets that were the subject of the Asset Sale. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause
(i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $10.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof) the Company shall, within 15 business days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes, on a pro rata
                                                                      --- ----
basis, in accordance with the procedures set forth below, the maximum Accreted Value of Notes (expressed as a multiple of DM 1,000) that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the Accreted Value of such Note as of the date of purchase plus, in each case, accrued interest, if any (the "Offered Price") to the date an Excess Proceeds Offer is consummated. To the extent that the aggregate Offered Price of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased shall be selected on a pro rata basis. Upon completion of such
                                       --- ----
offer to purchase, the amount of Excess Proceeds shall be reset to zero.

          SECTION 1018. Limitation on Sale and Leaseback Transactions.
                        ---------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction (other than a transaction that is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries) after the Issue Date with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with the "Limitation on Sale of Assets" covenant (Section 1017), (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under the "Limitation on Additional Indebtedness" covenant (Section 1011) (including Permitted Indebtedness) in the amount of the Attributable Value of such Sale and Leaseback Transaction and (iii) the Company or such Restricted Subsidiary would be permitted to grant a Lien under the "Limitation on Liens" covenant (Section
1015) (including Permitted Liens) to secure the amount of the Attributable Value of such Sale and Leaseback Transaction.

          SECTION 1019. Limitation on Dividends and Other Payment Restrictions
                        ------------------------------------------------------
Affecting Restricted Subsidiaries.
---------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make Investments in the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or
(e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the date of the Indenture and listed on or of a type described in a schedule attached to the Indenture, (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) the refinancing of Indebtedness incurred under the agreements listed on or of type described in a schedule attached to the Indenture, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the date of the Indenture, (vi) pursuant to the Indenture or the Notes, (vii) any Bank Facility if such encumbrance or restriction applies only (x) to amounts which at any point in time (other than during such periods as are described in clause (y)) (1) exceed amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or the Indenture for interest, premium and principal (after giving effect to any realization by the Company under any applicable Currency Agreement), or (2) if paid, would result in an event described in the following clause (y) of this sentence, or (y) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of the Indebtedness governed by such agreement or instrument to declare any such Indebtedness to be immediately due and payable or require cash collateralization or cash cover for such

Indebtedness for so long as such cash collateralization or cash cover has not been provided, or (viii) any arrangement arising or agreed to in the ordinary course of business, not relating to any Indebtedness that does not individually, or together with all such encumbrances or restrictions, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

          SECTION 1020. Limitation on Investments in Unrestricted Subsidiaries.
                        ------------------------------------------------------

          The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "Limitation on Restricted Payments" covenant (Section 1012) (calculated as if no prior Investments in Unrestricted Subsidiaries had been made by the Company or any Restricted Subsidiary). Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) shall be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or a Restricted Subsidiary, without duplication, under the provisions of clause (iv) of paragraph (a) of the "Limitations on Restricted Payments" covenant (Section 1012) and (ii) may be made in cash or property (if made in property, the fair market value thereof as determined by the Board of Directors of the Company (whose determination shall be conclusive and evidenced by a Board Resolution) shall be deemed to be the amount of such Investment for the purpose of clause (i)).

          SECTION 1021. Business of the Company
                        -----------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than an ATM Network Business.

          SECTION 1022. Waiver of Certain Covenants.
                        ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1021, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

          SECTION 1101. Right of Redemption.
                        -------------------

          The Notes may be redeemed at the election of the Company, in whole at any time or from time to time in part, on or after ., 2002, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

          At any time or from time to time prior to ., 2001 the Company may redeem within 60 days of one or more Equity Offerings up to 33 1/3% of the aggregate principal amount at maturity of the originally issued Notes with all or a portion of the net proceeds of such offering, at a redemption price equal to .% of the Accreted Value thereof as of the Redemption Date, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates); provided that immediately after giving effect
                                  --------
to any such redemption, at least 66 2/3% aggregate principal amount at maturity of the originally issued Notes remains outstanding.

          In addition, (i) upon the occurrence of a Change of Control, each holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part and in integral multiples of DM 1,000 principal amount at maturity, at a purchase price of 101% of the Accreted Value thereof of the Notes, together with accrued and unpaid interest, if any, to the date of redemption, and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes at a price of 100% of the Accreted Value thereof, together with accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates).

          SECTION 1102. Applicability of Article.
                        ------------------------

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103. Election to Redeem; Notice to Trustee.
                        -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104. Selection by Trustee of Notes to Be Redeemed.
                        --------------------------------------------

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with any applicable rules of the Luxembourg Stock Exchange or the principal U.S. securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on the Luxembourg Stock Exchange or a U.S. securities exchange or if there are no applicable rules, on a pro rata basis, by lot or by
                                                   --- ----
such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no note of DM 1,000 in principal amount at maturity or
--------  -------
less will be redeemed in part.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105. Notice of Redemption.
                        --------------------

          Notice of redemption shall be given in the manner provided for in
Section 106 at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106. Deposit of Redemption Price.
                        ---------------------------

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107. Notes Payable on Redemption Date.
                        --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) cash interest, or original issue discount, as the case may be, will cease to accrue on such Notes or the portions thereof called for redemption and accepted for payment. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that
                                                       --------  -------
installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108. Notes Redeemed in Part.
                        ----------------------

          Any Note which is to be redeemed only in part pursuant to the provisions of this Article shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201. Company's Option to Effect Defeasance or Covenant
                        -------------------------------------------------
Defeasance.
----------

          The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202. Defeasance and Discharge.
                        ------------------------

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 306, 311, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

          SECTION 1203. Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company shall be released from its obligations under any covenant contained in Section 801(2), 801(3) and Section 803 and in Sections 1007 through 1022 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the

Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1204. Conditions to Defeasance or Covenant Defeasance.
                        -----------------------------------------------

          The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, cash in Deutsche Marks or U.S. Dollars, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment banking firm, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium, if any, and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal, premium, if any, or installment of interest. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of Section 501 hereof are concerned, at any time during the period ending on the first day following the date that is six months after such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since [date of final prospectus], there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the first day following six months after the date of such deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

          SECTION 1205. Deposited Money and U.S. Government Obligations to Be
                        -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all cash deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal

(and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1206. Reinstatement.
                        -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of
      --------  -------
(or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        EURONET SERVICES INC.


      [SEAL]                            By
                                          -----------------------------------
                                           Title:


Attest:
       ---------------------
       Title:


                                        STATE STREET BANK AND TRUST
                                             COMPANY


      [SEAL]                            By
                                          -----------------------------------
                                          Title:


Attest:
       ---------------------
       Title: